SIMS MOSS KLINE & DAVIS LLP
                       400 Northpark Town Center Suite 310
                            1000 Abernathy Road, N.E.
                             Atlanta, Georgia 30328
                            Telephone: (770) 481-7200
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October 7, 1998

U.S. Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Bioshield Technologies, Inc.
         File No.  333-57767
         424 (c)

Dear Sir or Madam:

We transmit herewith the post effective amendment to the final prospectus of Bioshield Technologies, Inc as required by Section 424(c) of the Securities Act.

                                                     Very truly yours,

                                             SIMS MOSS KLINE & DAVIS LLP



                                                     By:   /s/ Raymond L. Moss
                                                              Raymond L. Moss


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                SUPPLEMENT, DATED OCTOBER 6, 1998, TO PROSPECTUS,
            DATED SEPTEMBER 29, 1998, OF BIOSHIELD TECHNOLOGIES, INC.


The following amends and restates the final sentence of the second paragraph of page 1 of the Prospectus:

"The Units are traded on The NASDAQ SmallCap Market ("NASDAQ") under the symbol "BSTIU." The Company intends to make application to list the Common Stock and Warrants for trading on NASDAQ under the symbols "BSTI" and "BSTIW," respectively, prior to their becoming separably tradable.